Exhibit 10.20

AMENDMENT TO LEASE

THIS AMENDMENT is made effective as of the 4th day of January, 2021, by and between 1222 DEMONBREUN, LP, a Texas limited partnership (“Landlord”), and REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H:
WHEREAS, Landlord and Tenant entered into that certain Office Lease agreement dated November 19, 2020 (the “Lease”) with respect to certain premises located in the building known as 1222 Demonbreun at Gulch Union, Nashville, Tennessee, as more particularly described in the Lease; and
WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows, with all capitalized terms used herein and not otherwise defined having the same meaning as set forth in the Lease:
1.Tenant shall have the right to design and construct a Terrace on the 20th floor of the Building in the area outlined in red on Exhibit A, attached (the “Terrace”), subject to the terms and conditions of this Amendment. Except as expressly provided in this Amendment, the Terrace shall be deemed a part of the Premises for all purposes under the Lease, notwithstanding that the same will be outdoor space and will not be heated or cooled.
2.Unless otherwise set forth in this Amendment, the design, approval and construction of the Terrace shall be in accordance with Exhibit D of the Lease, including without limitation Landlord’s right to approve the plans and the budget therefor. Landlord shall contract with HKS Architects for the preparation of plans for the Terrace. Tenant shall contract with Turner Construction for construction of the Terrace and, unless otherwise approved by Landlord, the Restoration (as defined below).
3.The Terrace shall be deemed a “non-typical Installation” for purposes of Section 6.3.3(d) of the Lease, and the Premises must be restored prior to the expiration or earlier termination of the Lease (the “Restoration”). As such, the plans for the Terrace must also include a restoration plan and budget for Landlord’s approval. Landlord shall have the right to require an increase in the Letter of Credit to cover (a) the estimated cost of the Restoration; (b) $6,550 to crate and transport the panes back to the Building; plus (c) an anticipated inflation factor of two and seventy-five/100 percent (2.75%), cumulative and compounded, for each year of the initial Term on both (a) and (b) (the “Restoration Deposit”).
4.All hard and soft costs associated with this Amendment, the design and construction of the Terrace and the Restoration (including but not limited to Landlord’s legal expense, the cost of the architect and water-proofing consultant engaged by Landlord and the Moving and Storage Costs (defined below)) (collectively, the “Terrace Costs”) shall be at Tenant’s sole cost and expense. All Terrace Costs incurred by Landlord shall be deducted from the Construction Allowance or the Additional Construction Allowance, as applicable.
5.Landlord agrees that Tenant may use the Additional Construction Allowance to cover the Terrace Costs. Tenant and Landlord agree that Tenant will use the entire Construction Allowance and Additional Construction Allowance. As such, the Basic Rent Schedule set forth in Section 7 of the Basic Lease Information is hereby replaced with the schedule set forth in Exhibit B attached hereto.

Initials: BB JA

6.Construction of the Terrace will involve removal of exterior panes of glass from the Building. Tenant shall be responsible for removal of the panes. Landlord will crate and transport the panes to a storage facility selected by Landlord at a cost of $6,550 (the “Moving Costs”). Landlord will contract for the storage of the panes at such facility, the cost of which is $58,500 for the period from removal of the panes through the initial Term (the “Storage Costs,” the aggregate Moving Costs and Storage Costs of $65,050 being collectively referred to as the “Moving and Storage Costs”). Any damage to the panes in connection with their removal or reinstallation shall be at Tenant’s sole risk and expense. In the event the panes are damaged during removal, Tenant shall promptly notify Landlord, and Landlord shall have the right to require that Tenant promptly purchase replacement panes for storage so that Restoration will not be delayed. Any damage to the panes in connection with crating, transporting or storing the panes shall be at Landlord’s risk and expense.
7.The Terrace shall be part of Tenant’s maintenance and repair obligations under Section 6.2 of Lease, and shall include, without limitation, ensuring that the Terrace remains watertight. Except for electricity, Landlord shall not be required to provide any Building services to the Terrace, including without limitation janitorial service. In the event leaks from the Terrace impact other portions of the Building, including without limitation other tenant premises, the same shall be part of Tenant’s indemnity obligations under Section 7.5 of the Lease.
8.Use of the Terrace shall be in accordance with such rules and regulations as may be imposed by Landlord from time to time to ensure other tenants of the Building are not disturbed, including but not limited to hours of use, limitations on the emission of sound, vibration, odors and light, and removal of unsightly furniture.
9.This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.
10.Except as expressly amended hereby, the Lease shall remain in full force and effect and is hereby ratified and affirmed.
11.This Amendment may be executed in counterparts, each of which shall be deemed one and the same instrument, and which may be exchanged and delivered electronically

Initials: BB JA

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:
1222 DEMONBREUN, LP, a Texas limited
partnership

By:	/s/ Jamil Alam
Name:	Jamil Alam
Title:	Executive Vice President

TENANT:
REVANCE THERAPEUTICS, INC., a Delaware
corporation

By:	/s/ Mark Foley
Name:	Mark J. Foley
Title:	President and Chief Executive Officer

EXHIBIT A

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to provide such information to the Securities and Exchange Commission upon request.

EXHIBIT B

Updated Basic Rent Schedule Including
Amortization of Additional Construction Allowance

Rental Period Months	Annual NNN 9th Floor Basic Rent	Annual Increase Per Square Foot of 9th Floor Premises NNN Basic Rent	9th Floor Monthly Basic Rent	Amortized Additional Construction Allowance (AACA)	Monthly 9th Floor Basic Rent and AACA
1-6	$0.00	N/A	$0.00	$6.34	$5,320.46
7-12	$32.50	$0.98	$27,272.92	$6.34	$32,593.38
13-24	$33.48	$1.00	$28,091.10	$6.34	$33,411.57
25-36	$34.48	$1.03	$28,933.84	$6.34	$34,254.30
37-48	$35.51	$1.07	$29,801.85	$6.34	$35,122.31
49-60	$36.58	$1.10	$30,695.91	$6.34	$36,016.37
61-72	$37.68	$1.13	$31,616.79	$6.34	$36,937.25
73-84	$38.81	$1.16	$32,565.29	$6.34	$37,885.75
85-96	$39.97	$1.20	$33,542.25	$6.34	$38,862.71
97-108	$41.17	$1.24	$34,548.51	$6.34	$39,868.98
109-120	$42.41	$1.27	$35,584.97	$6.34	$40,905.43
121-132	$43.68	$1.31	$36,652.52	$6.34	$41,972.98
122-144	$44.99	$1.35	$37,752.10	$6.34	$43,072.56
145-150	$46.34	$1.39	$38,884.66	$6.34	$44,205.12

Initials:	JA	Landlord
	BB	Tenant

Rental Period Months	Annual NNN 9th Floor Basic Rent	Annual Increase Per Square Foot of 9th Floor Premises NNN Basic Rent	9th Floor Monthly Basic Rent	Amortized Additional Construction Allowance (AACA)	Monthly 9th Floor Basic Rent and AACA
1-6	$0.00	N/A	$0.00	$6.34	$16,162.68
7-12	$34.00	$1.02	$86,674.50	$6.34	$102,837.18
13-24	$35.02	$1.05	$89,274.74	$6.34	$105,437.42
25-36	$36.07	$1.08	$91,952.98	$6.34	$108,115.66
37-48	$37.15	$1.11	$94,711.57	$6.34	$110,874.25
49-60	$38.27	$1.15	$97,552.91	$6.34	$113,715.60
61-72	$39.42	$1.18	$100,479.50	$6.34	$116,642.18
73-84	$40.60	$1.22	$103,493.89	$6.34	$119,656.57
85-96	$41.82	$1.25	$106,598.70	$6.34	$122,761.39
97-108	$43.07	$1.29	$109,796.66	$6.34	$125,959.35
109-120	$44.36	$1.33	$113,090.56	$6.34	$129,253.25
121-132	$45.69	$1.37	$116,483.28	$6.34	$132,645.96
122-144	$47.06	$1.41	$119,977.78	$6.34	$136,140.46
145-150	$48.48	$1.45	$123,577.11	$6.34	$139,739.80

Initials:	JA	Landlord
	BB	Tenant